                                                                                       EXHIBIT 11
                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

--------------------------------------------------------------------------------------------------
                                                  Three Months Ended           Six Months Ended
                                                        June 30,                   June 30,

                                                  2002          2001          2002          2001
                                                  ----          ----          ----          ----
Basic Earnings Per Share
------------------------
    Net income                                  $ 13,197      $ 24,514      $ 23,004      $ 46,948
                                                ========      ========      ========      ========

    Average number of shares outstanding          41,033        40,568        40,829        40,538
                                                ========      ========      ========      ========

    Basic earnings per share                    $   0.32      $   0.60      $   0.56      $   1.16
                                                ========      ========      ========      ========

Diluted Earnings Per Share
--------------------------

    Net income                                  $ 13,197      $ 24,514      $ 23,004      $ 46,948
                                                ========      ========      ========      ========

    Average number of shares outstanding          41,033        40,568        40,829        40,538

    Effect of assumed exercise of
      outstanding stock options                      350            95           313           193
                                                --------      --------      --------      --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                   41,383        40,663        41,142        40,731
                                                ========      ========      ========      ========

    Diluted earnings per share                  $   0.32      $   0.60      $   0.56      $   1.15
                                                ========      ========      ========      ========
